EXHIBIT 23
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[BKD LLP LOGO]


                          Independent Auditor's Consent


We consent to the incorporation by reference in the registration statement of First Bancorp of Indiana, Inc. on Form S-8 (File Nos. 333-36076, 333-76046 and 333-111554) of our report dated July 23, 2004, on our audits of the consolidated financial statements of First Bancorp of Indiana, Inc. as of June 30, 2004 and 2003, and for the years ended June 30, 2004, 2003 and 2002, which report is incorporated by reference in this Annual Report on Form 10-KSB.



/s/ BKD, LLP

Evansville, Indiana
September 22, 2004